                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                          CLIFTON SAVINGS BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------

2)      Aggregate number of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
        ------------------------------------------------------------------------

4)      Proposed maximum aggregate value of transaction:
        N/A
        ------------------------------------------------------------------------

5)      Total Fee paid:
        N/A
        ------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
               N/A
               -----------------------------------------------------------------
        2)     Form, Schedule or Registration Statement No.:
               N/A
               -----------------------------------------------------------------
        3)     Filing Party:
               N/A
               -----------------------------------------------------------------
        4)     Date Filed:
               N/A
               -----------------------------------------------------------------

                          CLIFTON SAVINGS BANCORP, INC.
                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200



                                  July 12, 2006



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Clifton Savings Bancorp, Inc. We will hold the meeting at the Valley Regency located at 1129 Valley Road, Clifton, New Jersey on August 17, 2006 at 9:00 a.m., local time.

         The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Beard Miller Company LLP, the Company's independent registered public accountants, will be present to respond to appropriate questions of stockholders.

         It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                               Sincerely,

                               /s/ John A. Celentano, Jr.

                               John A. Celentano, Jr.
                               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                          CLIFTON SAVINGS BANCORP, INC.
                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE...............................   9:00 a.m. on Thursday, August 17, 2006.

PLACE.......................................   The Valley Regency, 1129 Valley Road, Clifton, New Jersey.

ITEMS OF BUSINESS...........................   (1)   The election of three directors to serve for a term of
                                                     three years;

                                               (2)   The ratification of the appointment of Beard Miller
                                                     Company LLP as independent registered public
                                                     accountants for the Company for the fiscal year ending
                                                     March 31, 2007; and

                                               (3)   Such other business that may properly come before
                                                     the meeting. Note: The Board of Directors is not
                                                     aware of any other business to come before the meeting.

RECORD DATE.................................   In order to vote, you must have been a stockholder at the
                                               close of business on June 29, 2006.

PROXY VOTING................................   It is important that your shares be represented and voted at the meeting. Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Walter Celuch

                                              Walter Celuch
                                              PRESIDENT AND CORPORATE SECRETARY

Clifton, New Jersey
July 12, 2006

NOTE: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                          CLIFTON SAVINGS BANCORP, INC.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Clifton Savings Bancorp, Inc. ("Clifton Savings Bancorp" or the "Company") to be used at the annual meeting of stockholders of the Company. Clifton Savings Bancorp is the holding company for Clifton Savings Bank, S.L.A. ("Clifton Savings" or the "Bank") and the majority-owned subsidiary of Clifton MHC. The annual meeting will be held at the Valley Regency located at 1129 Valley Road, Clifton, New Jersey on August 17, 2006 at 9:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about July 12, 2006 to stockholders of record.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE AT THE MEETING

         You are entitled to vote your shares of Clifton Savings Bancorp common stock only if the records of the Company show that you held your shares as of the close of business on June 29, 2006. As of the close of business on June 29, 2006, a total of 29,853,730 shares of Clifton Savings Bancorp common stock were outstanding, including 16,791,758 shares of common stock held by Clifton MHC. Each share of common stock has one vote. The Company's Charter provides that, until March 3, 2009, record holders of the Company's common stock, other than Clifton MHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

VOTE BY CLIFTON MHC

         Clifton MHC, the mutual holding company for Clifton Savings Bancorp, owns 56.25% of the outstanding shares of common stock of Clifton Savings Bancorp as of June 29, 2006. All shares of common stock owned by Clifton MHC will be voted in accordance with the instructions of the Board of Directors of Clifton MHC, the members of which are identical to the members of the Board of Directors of Clifton Savings Bancorp. Clifton MHC is expected to vote such shares "FOR" each nominee for election as a director and "FOR" the other proposal.

ATTENDING THE MEETING

         If you are a beneficial owner of Clifton Savings Bancorp common stock held by a broker, bank or other nominee (I.E., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Clifton Savings Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

QUORUM AND VOTE REQUIRED

         The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         The Company's Board of Directors consists of seven members. At this year's annual meeting, stockholders will elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. "Plurality" means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the annual meeting. At the annual meeting, the maximum number of directors to be elected is three. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

         In voting on the ratification of the appointment of Beard Miller Company LLP as independent registered public accountants, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote. On this matter abstentions will have the same effect as a negative vote and broker non-votes will have no effect on the voting.

         Because Clifton MHC owns more than 50% of Clifton Savings Bancorp's outstanding shares, the votes it casts will ensure the presence of a quorum and control the outcome of the vote on Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Appointment of Independent Registered Public Accountants). See "VOTE BY CLIFTON MHC" above.

VOTING BY PROXY

         The Board of Directors of Clifton Savings Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Clifton Savings Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Clifton Savings Bancorp common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

             o  "FOR" EACH OF THE THREE NOMINEES FOR DIRECTOR; AND
             o "FOR" RATIFICATION OF BEARD MILLER COMPANY LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Clifton Savings Bancorp common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your Clifton Savings Bancorp common stock is held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

PARTICIPANTS IN THE BANK'S ESOP OR 401(K) SAVINGS PLAN

         If you participate in the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan (the "ESOP") or if you hold shares through the Clifton Savings Bank, S.L.A. 401(k) Savings Plan (the "401(k) Plan"), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Clifton Savings Bancorp, Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary duties, will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan's trustee is August 10, 2006.

                              CORPORATE GOVERNANCE

GENERAL

         Clifton Savings Bancorp periodically reviews its corporate governance policies and procedures to ensure that Clifton Savings Bancorp meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern Clifton Savings Bancorp's operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for Clifton Savings Bancorp.

CORPORATE GOVERNANCE POLICIES AND PROCEDURES

         Clifton Savings Bancorp has adopted a corporate governance policy to govern certain activities, including:

         (1)    the duties and responsibilities of each director;

         (2) the composition, responsibilities and operation of the Board of Directors;

         (3)    the establishment and operation of board committees;

         (4)    succession planning;

         (5)    convening executive sessions of independent directors;

         (6) the Board of Directors' interaction with management and third parties; and

         (7) the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

CODE OF ETHICS AND BUSINESS CONDUCT

         Clifton Savings Bancorp has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company's directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company's directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

         As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

MEETINGS OF THE BOARD OF DIRECTORS

         The Company and the Bank conduct business through meetings and activities of their Boards of Directors and their committees. During the year ended March 31, 2006, the Boards of Directors of the Company and the Bank held 35 and 12 meetings, respectively. No director attended fewer than 75% of the total meetings of the Company's and the Bank's respective Board of Directors and the committees on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS OF CLIFTON SAVINGS BANCORP

         The following table identifies our standing committees and their members as of June 29, 2006:

                                               AUDIT/              NOMINATING/
                                               COMPLIANCE          CORPORATE               COMPENSATION
          DIRECTOR                             COMMITTEE           GOVERNANCE COMMITTEE    COMMITTEE
          ---------------------------------    ----------------    ---------------------   --------------------
          John A. Celentano, Jr.
          Frank J. Hahofer
          Thomas A. Miller                          X                     X                       X*
          John H. Peto                              X                     X                       X
          Raymond L. Sisco                          X*                    X                       X
          Joseph C. Smith
          John Stokes                               X                     X*                      X

          NUMBER OF MEETINGS IN 2005               11                     1                      18
          -----------------------
          *Chairman

         AUDIT/COMPLIANCE COMMITTEE. The Board of Directors has a separately-designated standing Audit/Compliance Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit/Compliance Committee meets periodically with the independent registered public accountants, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters. Each member of the Audit/Compliance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market ("Nasdaq"). The Board of Directors has determined that Mr. Sisco is an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit/Compliance Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as an appendix to the Company's proxy statement for the 2004 annual meeting of stockholders. The report of the Audit/Compliance Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "PROPOSAL 2-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS-REPORT OF AUDIT/COMPLIANCE COMMITTEE."

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for all matters regarding the Company's and the Bank's employee compensation and benefit programs. Each member of the Compensation Committee is independent in accordance with the listing standards of Nasdaq. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

         NOMINATING/CORPORATE GOVERNANCE COMMITTEE. The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Clifton Savings Bancorp and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It leads the Board in its annual review of the Board's performance and recommends director candidates for each committee for appointment by the Board. Each member of the Nominating/Corporate Governance Committee is independent in accordance with the listing standards of Nasdaq. The Nominating/Corporate Governance Committee acts under a written charter adopted by the Board of Directors. The charter is not available on the Company's website, but a copy of the charter was included as an appendix to the Company's proxy statement for the 2004 annual meeting of stockholders. The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See "NOMINATING/CORPORATE GOVERNANCE COMMITTEE PROCEDURES."

ATTENDANCE AT THE ANNUAL MEETING

         The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the Company's 2005 annual meeting of stockholders.

DIRECTORS' COMPENSATION

         CASH RETAINER AND MEETING FEES FOR NON-EMPLOYEE DIRECTORS. The following tables set forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Board of Directors of Clifton Savings and the Board of Directors of Clifton Savings Bancorp during calendar year 2006. Employee directors do not receive any retainers or fees for their services on the Board of Directors.

         CLIFTON SAVINGS:
         Annual retainer..................................................................$38,500
         Additional annual retainer for committee chairmen (1).............................$3,500
         ______________
         (1)  Chairmen of the Audit/Compliance, Nominating/Corporate Governance,
              Compensation, Finance, Investment, and Building and Grounds
              Committees receive committee chairmen fees.

         CLIFTON SAVINGS BANCORP:

         Annual retainer...................................................................$6,000
         Additional annual retainer for Audit/Compliance Committee members.................$5,000
         Additional fee per Audit Committee meeting attended.................................$250

         NON-EMPLOYEE DIRECTOR COMPENSATION. The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board of Directors of Clifton Savings and Clifton Savings Bancorp during fiscal 2006.

                                                                RESTRICTED STOCK           STOCK OPTION
       DIRECTOR                                 CASH               AWARDS(1)                 AWARDS(2)
       ---------------------------------    --------------    ---------------------    ----------------------
       Frank J. Hahofer                        $45,375              $305,782                   74,795
       Thomas A. Miller                         53,125               305,782                   74,795
       John H. Peto                             53,125               305,782                   74,795
       Raymond L. Sisco                         52,625               305,782                   74,795
       Joseph C. Smith                          45,375               305,782                   74,795
       John Stokes                              53,125               305,782                   74,795

       _____________________
       (1) Represents the market value of 29,920 shares of restricted stock granted on December 7, 2005, based on a per share value of $10.22, the closing price of the Company's common stock on the day of grant. All awards vest in five equal annual installments beginning on the date of grant.
       (2) All options have an exercise price of $10.24, the fair market value of our common stock on the date of grant, which was August 31, 2005. All options vest in five equal annual installments beginning on the date of the grant, except for the second annual installment which vested on March 31, 2006.

         AGREEMENT WITH FRANK J. HAHOFER. Pursuant to a Retainer Agreement for Real Estate Inspection and Consulting Services between Mr. Hahofer and Clifton Savings, Mr. Hahofer receives $1,368 per month for his consulting services to Clifton Savings.

         DIRECTORS' RETIREMENT PLAN. Clifton Savings maintains the Clifton Savings Bank, S.L.A. Directors' Retirement Plan to provide directors with supplemental retirement income. All current directors participate in the plan and future directors may become participants upon designation as such by the Board of Directors. The plan provides benefits upon a director's retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Savings Bancorp.

         Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the date preceding retirement. For an employee serving as Chairman of the Board of Directors, the annual retirement benefit equals a percentage of an amount that equals 137.5% of the annual fees and retainer that would have been paid if the Chairman was a non-employee. The percentage paid as an annual benefit is determined by multiplying the participant's years of service (up to a maximum of 10) by 10 percent.

         A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. If the participant dies prior to the start of the normal retirement benefit, the participant's surviving spouse or other designated beneficiary receives an annual death benefit, payable over a ten-year period, equal to the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the director during the twelve-month period ending on the last day of the month preceding the date of death. If a participant dies while receiving the annual retirement benefit under the plan, the beneficiary continues to receive the same annual benefit for ten years, minus the number of years the participant already received the annual retirement benefit. The disability benefit under the plan equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) during the twelve-month period ending on the last day of the month immediately preceding the participant's termination of service due to disability. If a participant dies while receiving the annual disability benefit, the beneficiary continues to receive the annual disability benefit for a period of 10 years, less the number of years the participant previously received disability benefits.

         Upon the completion of one year of service, regardless of age, participants receive a benefit upon a change in control of Clifton Savings or Clifton Savings Bancorp. The annual change in control benefit, payable for the life of the participant, equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid or, for an employee director serving as Chairman, 137.5% of the amount that would have been paid) to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. If a participant dies while receiving the annual change in control benefit, the designated beneficiary continues to receive the annual change in control benefit for a period of fifteen years, minus the number of years the participant had already received benefits under the plan. Based on current director compensation and membership, the minimum annual change in control benefits payable to all directors (including the Chairman) under the Directors' Retirement Plan would total approximately $378,000 per year. This expense would represent approximately 10.2% of Clifton Savings' reported net income of $3.7 million for the year ended March 31, 2006.

         The plan provides for the payment of retirement, death, disability or change in control benefits in equal monthly installments, commencing on the first business day of the month after the participant becomes entitled to a benefit, or, if a director so elects, in an actuarial equivalent lump sum.


                                 STOCK OWNERSHIP

         The following table provides information as of June 29, 2006 about the persons known to Clifton Savings Bancorp to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                                                           PERCENT
                                             NUMBER OF                 OF COMMON STOCK
    NAME AND ADDRESS                        SHARES OWNED                 OUTSTANDING
 -----------------------                 -------------------        -----------------------
 Clifton MHC                               16,791,758 (1)                 56.25%(2)
 1433 Van Houten Avenue
 Clifton, New Jersey 07015

_______________________________
(1) Acquired in the Bank's mutual holding company reorganization, which was completed on March 3, 2004. The members of the Board of Directors of Clifton Savings Bancorp and Clifton Savings also constitute the Board of Directors of Clifton MHC.
(2) Based on 29,853,730 shares of the Company's common stock outstanding and entitled to vote as of June 29, 2006.

         The following table provides information as of June 29, 2006 about the shares of Clifton Savings Bancorp common stock that may be considered to be beneficially owned by each director, each nominee for director, each named executive officer listed in the table under "EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE" and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

                                                                                OPTIONS            PERCENT OF
                                                            NUMBER OF         EXERCISABLE         COMMON STOCK
NAME                                                      SHARES OWNED       WITHIN 60 DAYS      OUTSTANDING(1)
----------                                               ----------------    ---------------    -----------------
John A. Celentano, Jr.                                       243,017 (2)          131,600              1.25%
Walter Celuch                                                100,594 (3)           71,800               *
Bart D'Ambra                                                  52,043 (4)           47,840               *
Frank J. Hahofer                                              71,120 (5)           29,918               *
Stephen A. Hoogerhyde                                         50,126 (6)           47,840               *
Thomas A. Miller                                              39,920 (7)           29,918               *
John H. Peto                                                  47,420 (8)           29,918               *
Christine R. Piano, CPA                                       52,906 (9)           47,840               *
Raymond L. Sisco                                              83,882 (10)          29,918               *
Joseph C. Smith                                               79,920 (11)          29,918               *
John Stokes                                                   39,920 (12)          29,918               *
ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (11 PERSONS)                                      860,868              526,428              4.57%

__________________________
* Does not exceed 1.0% of the Company's voting securities.
(1) Percentages with respect to each person or group of persons have been calculated on the basis of 29,853,730 shares of the Company's common stock, the number of shares of Company common stock outstanding and entitled to vote as of June 29, 2006, plus the number of shares that may be acquired by each individual (or group of individuals) by exercising options.
(2) Includes 50,000 shares held by Mr. Celentano's spouse. Also includes 9,601 shares allocated to Mr. Celentano's account under the employee stock ownership plan as to which he has voting but not dispositive power, 100,530 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power and 7,400 shares held in trust for Mr. Celentano under the Bank's supplemental executive retirement plan as to which he has shared voting power.
(3) Includes 5,000 shares held jointly by Mr. Celuch's spouse and daughters. Also includes 9,365 shares allocated to Mr. Celuch's account under the employee stock ownership plan as to which he has voting but not dispositive power, 52,659 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power and 297 shares held in trust for Mr. Celuch under the Bank's supplemental executive retirement plan as to which he has shared voting power.
(4) Includes 5,155 shares allocated to Mr. D'Ambra's account under the employee stock ownership plan as to which he has voting but not dispositive power and 33,510 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.
(5) Includes 1,800 shares held jointly by Mr. Hahofer's spouse and grandson. Also includes 23,936 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.
(6) Includes 5,738 shares allocated to Mr. Hoogerhyde's account under the employee stock ownership plan as to which he has voting but not dispositive power and 33,510 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.
(7) Includes 23,936 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.
(8) Includes 23,936 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.

(9) Includes 5,628 shares allocated to Ms. Piano's account under the employee stock ownership plan as to which she has voting but not dispositive power. Also includes 33,510 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which she has voting but not dispositive power.
(10) Includes 23,936 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.
(11) Includes 23,936 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.
(12) Includes 23,936 unvested shares awarded under the Company's 2005 Equity Incentive Plan as to which he has voting but not dispositive power.


                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's Board of Directors consists of seven members, all of whom are independent under the listing standards of Nasdaq, except for Mr. Celentano, Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and Chairman of the Board of Clifton Savings, Mr. Hahofer who is a consultant to Clifton Savings and Mr. Smith whose construction company provides construction services for Clifton Savings. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors' nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Messrs. Peto, Sisco and Smith, each of whom is currently a director of Clifton Savings Bancorp and Clifton Savings.

         Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board's nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. PETO, SISCO AND SMITH.

         Information regarding the Board of Directors' nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of March 31, 2006. The indicated period of service as a director includes the period of service as a director of Clifton Savings.

BOARD NOMINEES FOR ELECTION OF DIRECTORS

         JOHN H. PETO is a real estate investor and previously was the owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 60. Director since 1995.

         RAYMOND L. SISCO is the President of Cin Ray Realty, Inc., a real estate management company, located in Ramsey, New Jersey and the Vice Chairman of the Board of Directors of Clifton Savings Bancorp and Clifton Savings. Age
74. Director since 1995.

         JOSEPH C. SMITH is the President of Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Mr. Smith and Mr. Celentano are first cousins. Age 53. Director since 1994.

DIRECTORS CONTINUING IN OFFICE

         THE FOLLOWING DIRECTORS HAVE TERMS ENDING IN 2007:

         FRANK J. HAHOFER is a private investor and previously was a textile engraver. Age 92. Director since 1942.

         JOHN STOKES has been a General Partner at O.I.R. Realty Co., a real estate investment company since 1980. From 1978 to 1992, Mr. Stokes was a General Partner at Brigadier Realty, a real estate investment company. Age 76. Director since 2001.

         THE FOLLOWING DIRECTORS HAVE TERMS ENDING IN 2008:

         JOHN A. CELENTANO, JR. has served as the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp since March 2004 and as Chairman of the Board of Clifton Savings, as an employee, since 2003. Prior to April 2003, Mr. Celentano was also a partner at the law firm of Celentano, Stadtmauer & Walentowicz, L.L.P. Mr. Celentano and Mr. Smith are first cousins. Age 71. Director since 1962.

         THOMAS A. MILLER is the owner of The T.A. Miller & Co., Inc., a full service marketing research organization servicing the pharmaceutical industry located in Spring Lake Heights, New Jersey. Age 68. Director since 1990.

     PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         For the fiscal year ended March 31, 2004, the Company's consolidated financial statements were audited by Radics & Co., LLC ("Radics"). On April 1, 2005, Radics merged with Beard Miller Company LLP ("Beard Miller") to become the Pine Brook, New Jersey office of Beard Miller. As a result of the merger, on April 1, 2005, Radics resigned as independent registered public accountants of the Company. On April 1, 2005, the Company engaged Beard Miller as its successor independent registered public accountants. The Company's engagement of Beard Miller was approved by the Company's Audit Committee. For the fiscal years ended March 31, 2005 and March 31, 2006, the Company's consolidated financial statements were audited by Beard Miller.

         During the Company's fiscal year ended March 31, 2005, and for the period from March 31, 2005 to April 1, 2005, there were no disagreements between the Company and Radics on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Radics, would have caused Radics to make reference to the subject matter of the disagreements in connection with its audit report on the Company's consolidated financial statements as of and for the year ended March 31, 2004.

         The Audit/Compliance Committee of the Board of Directors has appointed Beard Miller Company LLP to be the Company's independent registered public accountants for the 2007 fiscal year, subject to ratification by stockholders. A representative of Beard Miller Company LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of the independent registered public accountants is not approved by a majority of the shares represented at the annual meeting and entitled to vote, the Audit/Compliance Committee will consider other independent registered public accountants.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

AUDIT FEES

         The following table sets forth the fees billed to the Company for the fiscal years ending March 31, 2006 and 2005 by our independent registered public accountants:

                                                                        2006                2005
                                                                  -----------------    ---------------
         Audit fees(1).......................................         $123,585             $106,500
         Audit related fees(2)...............................           16,600                5,000
         Tax fees(3).........................................           12,000               11,500
         All other fees......................................               --                   --

         _____________
         (1) Includes professional services rendered for the audit of the Company's annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, attestation of management's assessment of internal controls and the audit of internal controls as required by the Sarbanes-Oxley Act of 2002 and services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA), including out-of-pocket expenses.
         (2) Includes fees related to review of the Company's Form 10-K and Proxy Statement and consultation regarding financial accounting and reporting and auditing standards.
         (3) Tax fees include the following: preparation of state and federal tax returns and assistance with calculating estimated tax payments.

POLICY ON AUDIT/COMPLIANCE COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         The Audit/Compliance Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accountants. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accountants to ensure that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

         In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accountants. Requests for services by the independent registered public accountants for compliance with the auditor services policy must be specific as to the particular services to be provided.

         The request may be made with respect to either specific services or a type of service for predictable or recurring services.

         During the year ended March 31, 2006, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

         The Company's management is responsible for the Company's internal controls and financial reporting process. The independent registered public accountants (the "independent accountants") are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors.

         In this context, the Audit/Compliance Committee has met and held discussions with management, the internal auditors and the independent accountants. Management represented to the Audit/Compliance Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit/Compliance Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit/Compliance Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

         In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit/Compliance Committees) and has discussed with the independent accountants the independent accountants' independence from the Company and its management. In concluding that the auditors are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

         The Audit/Compliance Committee discussed with the Company's independent accountants the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accountants, with and without management and the internal accountants present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent accountants who, in their report, express an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Audit/Compliance Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee's considerations and discussions with management and the independent accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company's independent accountants are in fact "independent."

         In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company's independent accountants.

AUDIT/COMPLIANCE COMMITTEE THE BOARD OF DIRECTORS OF CLIFTON SAVINGS BANCORP,
INC.

                           RAYMOND L. SISCO, CHAIRMAN
                                THOMAS A. MILLER
                                  JOHN H. PETO
                                   JOHN STOKES


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following information is provided for John A. Celentano, Jr., the Chairman of the Board and Chief Executive Officer, Walter Celuch, the President and Corporate Secretary, Christine R. Piano, CPA, Chief Financial Officer and Treasurer, Stephen A. Hoogerhyde, the Executive Vice President and Chief Lending Officer of the Bank and Bart D'Ambra, the Executive Vice President and Chief Operating Officer of the Bank. No other executive officer of Clifton Savings Bancorp or the Bank received a salary and bonus of $100,000 or more during the year ended March 31, 2006.

                                                                                    LONG-TERM
                                         ANNUAL COMPENSATION (1)               COMPENSATION AWARDS
                                 ---------------------------------------    --------------------------
                                                                            RESTRICTED    SECURITIES
                                                                              STOCK       UNDERLYING         ALL OTHER
     NAME AND POSITION           YEAR      SALARY (1)         BONUS         AWARDS (2)    OPTIONS (3)     COMPENSATION (4)
------------------------------  ------    ------------    -------------    -----------   ------------    -----------------
John A. Celentano, Jr.           2006      $358,688         $      --        $1,284,276        329,000       $  88,233
   CHAIRMAN OF THE BOARD AND     2005       349,938(5)         10,423                --             --         115,128
   CHIEF EXECUTIVE OFFICER       2004       347,437(5)             --                --             --              --


Walter Celuch                    2006      $191,251         $      --        $  672,721        179,500       $  52,504
   PRESIDENT AND SECRETARY       2005       182,500(5)          5,400                --             --          67,543
                                 2004       173,629(5)          6,860                --             --           3,492


Christine R. Piano, CPA          2006      $131,250         $      --        $  428,095        119,600       $  33,256
      CHIEF FINANCIAL OFFICER    2005       106,000             2,940                --             --          33,959
      AND TREASURER              2004        94,317            13,724                --             --           2,431


Stephen Hoogerhyde               2006      $121,250         $      --        $  428,095        119,600       $  30,889
   EXECUTIVE VICE PRESIDENT      2005       112,500             3,300                --             --          38,056
   AND CHIEF LENDING OFFICER     2004       105,341             4,152                --             --           2,464
   OF THE BANK


Bart D'Ambra                     2006      $109,125         $      --        $  428,095        119,600       $  27,883
   EXECUTIVE VICE PRESIDENT      2005       100,500             2,940                --             --          34,016
   AND CHIEF OPERATING OFFICER   2004        94,317             3,724                --             --           2,205
   OF THE BANK

___________________
(1) Does not include the aggregate amount of perquisites or other personal benefits, which was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported.
(2)  Represents the market value of 125,663, 65,824, 41,888, 41,888 and 41,888 shares of restricted stock granted to Mr. Celentano, Mr. Celuch, Ms. Piano, Mr. Hoogerhyde and Mr. D'Ambra, respectively, on December 7, 2005, based on a per share value of $10.22, the closing price of the Company's common stock on the day of the grant. The restricted stock awards vest in five equal annual installments beginning on the date of the grant. Dividends, if any, will be paid on the restricted stock. The number and value of all unvested shares of restricted stock held under the 2005 Incentive Plan by each named executive officer as of March 31, 2006, based on a per share value of $10.69, the closing price of the Company's common stock on March 31, 2006, the last day that the Company's common stock was traded during fiscal 2006, is as follows: Mr. Celentano--100,530 shares, valued at $1,074,666; Mr. Celuch--52,659 shares, valued at $562,925;
     Ms. Piano--33,510 shares, valued at $358,222; Mr. Hoogerhyde--33,510 shares, valued at $358,222; and Mr. D'Ambra--33,510 shares, valued at $358,222.

(3) Options become exercisable in five annual installments beginning on the date of grant, which for all options shown was August 31, 2005, except for the second annual installment which vested March 31, 2006.
(4) For 2006, includes matching contributions the Bank's 401(k) Plan of $6,835, $5,653, $2,953, $2,728 and $2,455 for Mr. Celentano, Mr. Celuch, Ms. Piano, Mr. Hoogerhyde and Mr. D'Ambra, respectively. For 2006, also includes the value of stock allocations under the employee stock ownership plan of $48,976, $46,851, $30,303, $28,161 and $25,428 for Mr. Celentano, Mr.
     Celuch, Ms. Piano, Mr. Hoogerhyde and Mr. D'Ambra, respectively. For 2006, also includes the value of stock allocations under the supplemental executive retirement plan of $32,422 for Mr. Celentano.
(5) Salaries for 2005 and 2004 have been restated to correctly exclude auto allowance received during each year.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table lists all grants of options in the year ended March 31, 2006 to the named executive officers listed in the Summary Compensation Table and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                                   NUMBER OF              % OF
                                  SECURITIES          TOTAL OPTIONS
                                  UNDERLYING           GRANTED TO          EXERCISE                           GRANT DATE
                                OPTIONS GRANTED       EMPLOYEES IN         PRICE OR         EXPIRATION         PRESENT
           NAME                       (1)              FISCAL YEAR        BASE PRICE           DATE            VALUE (2)
---------------------------    ------------------    ----------------    -------------    ---------------    ---------------
John A. Celentano, Jr.                329,000              22%              $10.24           8/31/2015          $783,020
Walter Celuch                         179,500              12%               10.24           8/31/2015           427,210
Christine R. Piano                    119,600               8%               10.24           8/31/2015           284,648
Stephen Hoogerhyde                    119,600               8%               10.24           8/31/2015           284,648
Bart D'Ambra                          119,600               8%               10.24           8/31/2015           284,648

 ------------------------
(1) Options become exercisable in five equal annual installments beginning on the date of grant, which for all options shown was August 31, 2005, except for the second annual installment which vested March 31, 2006.
(2) The estimated present value of the options granted during fiscal year 2006 have been calculated using the Black-Scholes option-pricing model, based on the following assumptions: estimated time until exercise of six years; a risk-free interest rate of 4.11%; a volatility rate of 21.56%; and a dividend yield of 1.95%. The values associated with the option pricing variables described above are hypothetical and have been provided solely to comply with the rules of the SEC. The actual gain, if any, that will be realized by each officer on any option will depend on the difference between the exercise price of the option and the market price of the Company's common stock on the date that the option is exercised.

FISCAL YEAR-END OPTION VALUES

         The following table sets forth information as at March 31, 2006 concerning the number and value of options held by the named executive officers listed in the Summary Compensation Table. The named executive officers did not exercise any options during 2006.

                                     NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED OPTIONS               IN-THE-MONEY
                                     AT FISCAL YEAR END                 OPTIONS AT YEAR END (1)
                               --------------------------------    -----------------------------------
NAME                            EXERCISABLE     UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
----------------------------   -------------   ---------------     -------------    ------------------
John A. Celentano, Jr.              131,600            197,400          $59,220               $88,830
Walter Celuch                        71,800            107,700           32,310                48,465
Christine R. Piano                   47,840             71,760           21,523                32,292
Stephen Hoogerhyde                   47,840             71,760           21,523                32,292
Bart D'Ambra                         47,840             71,760           21,523                32,292

_________________________
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on March 31, 2006 ($10.69 per share) less the option exercise price ($10.24 per share). Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

EMPLOYMENT AGREEMENTS

         Clifton Savings Bancorp and Clifton Savings have entered into employment agreements with Messrs. Celentano and Celuch. The employment agreements are designed to encourage the continued services of Messrs. Celentano and Celuch, as the continued success of Clifton Savings Bancorp and Clifton Savings will depend to a significant degree on their skills and competence.

         Each employment agreement provides for a three-year term. The term of the employment agreement with Clifton Savings Bancorp extends on a daily basis until the Board of Directors or the executive provides written notice of non-renewal, and the term of the employment agreement with Clifton Savings is subject to annual renewal by the Board of Directors. The Board of Directors reviews the executives' base salaries annually and determines the rate of any salary increase for the following year. In addition to base salary, the employment agreements provide for, among other things, the executives' participation in stock-based benefit plans and the provision of certain fringe benefits applicable to executive personnel. The employment agreements also provide for termination of the executives by Clifton Savings Bancorp or Clifton Savings for just cause, as defined in the respective employment agreements, at any time. Upon a termination for just cause, Clifton Savings Bancorp and Clifton Savings will make no further payments under the employment agreements. However, if Clifton Savings Bancorp or Clifton Savings terminates Messrs. Celentano or Celuch for reasons other than just cause, or if they resign under specified circumstances that constitute constructive termination, the executives, or if they should die, their beneficiaries, will receive their base salaries and contributions to any employee benefit plans that would have been paid or contributed on their behalf for the remaining terms of their employment agreements. Clifton Savings Bancorp and Clifton Savings will also continue the executives' health and welfare benefits for the remaining terms of their agreements. Upon a termination of employment for reasons other than cause or a change in control, the agreements will require Messrs. Celentano and Celuch to adhere to a one-year non-competition provision.

         If Messrs. Celentano or Celuch are involuntarily terminated in connection with a change in control, or if they voluntarily terminate employment following a change in control under certain circumstances specified in the employment agreements, they or their beneficiaries will receive a severance payment equal to three times their average annual compensation over the five preceding tax years (or if they are employed less than five years, their years of employment). Clifton Savings Bancorp and Clifton Savings will also continue the executives' health and welfare benefit coverage for thirty-six months following their termination.

         Under applicable law, the Internal Revenue Service may impose an excise tax on change in control-related "parachute" payments that equal or exceed three times each executive's average annual compensation over the five years preceding the change in control. This excise tax would equal 20% of the amount by which the total parachute payments exceed the executive's average annual compensation over the preceding five tax years. Therefore, in order to prevent the imposition of the excise tax, each employment agreement will limit payments to the executive upon a change in control to an amount that is one dollar less than three times the executive's average annual compensation over the five preceding tax years.

         Clifton Savings Bancorp and Clifton Savings are jointly responsible for payments made to Messrs. Celentano and Celuch under the employment agreements, although Clifton Savings Bancorp guarantees any payments not made by Clifton Savings. Clifton Savings Bancorp or Clifton Savings will also pay or reimburse all reasonable costs and legal fees incurred by Messrs. Celentano or Celuch in relation to any dispute or question of interpretation involving their employment agreements, if they succeed on the merits in a legal judgment, arbitration or settlement proceeding. The employment agreements provide further that Clifton Savings Bancorp or Clifton Savings will indemnify the executives to the fullest extent legally permissible for all expenses and liabilities they incur in connection with any legal proceedings related to their roles as officers or directors.

CHANGE IN CONTROL AGREEMENTS

         Clifton Savings has entered into change in control agreements with Messrs. D'Ambra and Hoogerhyde and Ms. Piano. Each change in control agreement has a two-year term, subject to renewal on an annual basis. If, following a change in control of Clifton Savings Bancorp or Clifton Savings, an officer is terminated without cause, or the officer voluntarily resigns upon the occurrence of circumstances equivalent to constructive termination, as specified in the agreements, the officers will receive severance payments under the agreements equal to two times each officer's average annual compensation for the five most recent taxable years. Clifton Savings will also continue the officers' health and welfare benefit coverage for twenty-four months following their termination of employment.

BENEFIT PLANS

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Clifton Savings has implemented a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to its employee stock ownership plan and the 401(k) savings plan. The plan provides participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan provides benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing benefits that would otherwise be lost as a result of the Internal Revenue Code limitations on tax-qualified plans, the plan also provides supplemental benefits upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the supplemental executive retirement plan will provide participants with a benefit equal to what they would have received under the employee stock ownership plan, had they remained employed throughout the term of the loan, less the benefits actually provided under the plan on the participant's behalf prior to the change in control. A participant's benefits generally become payable upon a change in control of Clifton Savings and Clifton Savings Bancorp. Messrs. Celentano and Celuch currently participate in the supplemental executive retirement plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following is a joint report of the Compensation Committees of the Boards of Directors of Clifton Savings and Clifton Savings Bancorp (the "Compensation Committee") regarding executive compensation. The Compensation Committee determines compensation on a calendar year basis.

COMPENSATION POLICIES

         The Compensation Committee bases its executive compensation policy on the same principles that guide Clifton Savings in establishing all of its compensation programs. Clifton Savings designs programs to attract, retain and motivate highly talented individuals at all levels of the organization. Clifton Savings emphasizes using a competitive base salary and program of retirement benefits as a means of attracting and retaining employees, rather than performance-based cash compensation. Clifton Savings maintains a modest bonus program that provides all employees with a bonus equal to 3% to 4% of annual salary depending on the performance of Clifton Savings.

         The Clifton Savings Bancorp Compensation Committee has adopted a Compensation Committee Charter. This charter sets forth in writing the policies of the Compensation Committee such as oversight of executive and staff compensation programs, benefit programs and incentive compensation plans.

COMPONENTS OF EXECUTIVE COMPENSATION

         BASE SALARY. Salary levels for all employees, including executive officers, are set so as to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Clifton Savings' market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for a given position. The Compensation Committee has utilized bank compensation surveys compiled by the America's Community Bankers and the New Jersey Savings League as well as other surveys prepared by trade groups and independent benefits consultants. Base salaries for all employees, including the executive officers, are reviewed annually by the Compensation Committee, which takes into account the competitive level of pay as reflected in the surveys consulted and quantitative recommendations made by management. In setting base salaries, the Compensation Committee also considers a number of factors relating to the particular executive, including individual performance, job responsibilities, level of experience, ability and knowledge of the position. These factors are considered subjectively in the aggregate and none of the factors are accorded a specific weight.

         BONUS AND PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Compensation for executive officers is also composed of bonus and participation in various employee benefit plans, such as the 401(k) plan and employee stock ownership plan. Executive officers may also participate in the supplemental executive retirement plan sponsored by Clifton Savings upon designation by the Board of Directors. The benefits provided under the 401(k) plan, employee stock ownership plan and supplemental executive retirement plan are determined based on the executive's compensation.

         LONG-TERM INCENTIVE COMPENSATION. Under the Clifton Savings Bancorp 2005 Equity Incentive Plan (the "2005 Incentive Plan"), the Compensation Committee is authorized, in its discretion, to grant stock options and restricted stock awards in such proportions and upon such terms and conditions as the Compensation Committee may determine. All stock options granted have an exercise price equal to the fair market value of the Company's common stock at the time of grant and are exercisable within a 10-year period. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Compensation Committee requires that stock options granted under the 2005 Incentive Plan become exercisable in five equal annual installments beginning on the date of grant, which for all options shown was August 31, 2005, except for the second annual installment which vested March 31, 2006.

         The awards of restricted stock to executive officers and other key employees represent shares of Company common stock that the recipient cannot sell or otherwise transfer until the applicable restriction period lapses. Restricted stock awards also are intended to increase the ownership of executives in the Company, thereby further integrating the compensation of the executive with the creation of long-term value for stockholders. The Compensation Committee has provided that restricted stock awards granted under the 2005 Incentive Plan vest in five equal annual installments beginning on the date of grant, which was December 7, 2005.

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee fixed the 2006 calendar year base salary for Mr. Celentano in a manner consistent with the base salary guidelines applied for executive officers of Clifton Savings Bancorp and Clifton Savings as described above. Specifically, the Board of Directors considered Clifton Savings Bancorp's financial performance, stockholder return, peer group financial performance and compensation survey data (survey compiled by the New Jersey Savings League and Keefe Bruyette & Woods, Inc.). In addition, the Board of Directors considered Mr. Celentano's leadership of and contribution to the success of Clifton Savings and his over 40 years of dedicated service to the Board of Directors. The Compensation Committee did not assign weights or rankings to any single performance factor but instead made subjective determinations based on a consideration of all the factors in the Clifton Savings Bancorp's business performance. In recognition of these considerations, the Compensation Committee increased Mr. Celentano's base salary for the 2006 calendar year to $362,437 from $357,438 for 2005. In addition, during the 2005 calendar year, Mr. Celentano was awarded 125,663 restricted stock awards and 329,000 stock options under the 2005 Incentive Plan. As a result of the granting of awards and options, the Compensation Committee did not award Mr. Celentano a discretionary cash bonus for the 2005 calendar year.

         Mr. Celentano also participates in Clifton Savings Bancorp's employee benefit plans, including the employee stock ownership plan, the 401(k) plan, the supplemental executive retirement plan and the directors' retirement plan. In addition, Clifton Savings Bancorp supplies Mr. Celentano with an annual $9,000 automobile allowance. This allowance is added to Mr. Celentano's income for tax purposes.

                          THE COMPENSATION COMMITTEE OF
         CLIFTON SAVINGS BANCORP, INC. AND CLIFTON SAVINGS BANK, S.L.A.

                                THOMAS A. MILLER
                                  JOHN H. PETO
                                RAYMOND L. SISCO
                                   JOHN STOKES

                             STOCK PERFORMANCE GRAPH

                  The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Stock Market Index (U.S. Companies), the SNL All Thrifts Index and the SNL MHC Thrift Index. Total return assumes the reinvestment of all dividends. The graph assumes $100 was invested at the close of business on March 4, 2004, the initial day of trading of the Company's common stock.


                              [GRAPH APPREAS HERE]


                                        SUMMARY


                                                                        PERIOD ENDING
                                          --------------------------------------------------------------------
INDEX                                          3/4/04    6/30/04   12/31/04    6/30/05   12/31/05     3/31/06
--------------------------------------------------------------------------------------------------------------
Clifton Savings Bancorp, Inc.                 $100.00     $96.64     $99.94     $87.68     $84.34      $90.06
NASDAQ Composite                               100.00      99.79     106.33     100.89     108.64      115.62
SNL Thrift Index                               100.00      90.39     102.33     101.92     105.94      109.64
SNL MHC Thrift Index                           100.00      88.18     103.63     103.66     106.47      115.83

NOTES:
-----
       A. THE LINES REPRESENT MONTHLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY RETURNS THAT INCLUDE ALL DIVIDENDS.
       B. THE INDEXES ARE REWEIGHTED DAILY, USING THE MARKET CAPITALIZATION ON THE PREVIOUS TRADING DAY.
       C. IF THE MONTHLY INTERVAL, BASED ON THE FISCAL YEAR-END, IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS USED.

         OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on the Company's review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Clifton Savings Bancorp common stock during the year ended March 31, 2006.

TRANSACTIONS WITH MANAGEMENT

         LOANS AND EXTENSIONS OF CREDIT. The Sarbanes-Oxley Act generally prohibits loans by Clifton Savings to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Clifton Savings to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Clifton Savings is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Clifton Savings to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

         In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Clifton Savings' capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

         OTHER TRANSACTIONS. In fiscal 2005, Clifton MHC, the mutual holding company and majority stockholder of the Company, and the Company entered into a Loan Agreement pursuant to which the Company agreed to lend Clifton MHC up to $250,000. Pursuant to the terms of the Loan Agreement, funds advanced to Clifton MHC bear no interest. At March 31, 2006, the Company had advanced $250,000 to Clifton MHC.

              NOMINATING/CORPORATE GOVERNANCE COMMITTEE PROCEDURES

GENERAL

         It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company's Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee's resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

PROCEDURES TO BE FOLLOWED BY STOCKHOLDERS

         To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

         1.       The name of the person recommended as a director candidate;

         2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

         3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

         4. As to the stockholder making the recommendation, the name and address, as they appear on the Company's books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company's common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company's common stock; and

         5. A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

         In order for a director candidate to be considered for nomination at the Company's annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting, advanced by one year.

MINIMUM QUALIFICATIONS

         The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company's bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

         The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

         In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director's Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES

         The Nominating/Corporate Governance Committee process for identifying and evaluating individuals to be nominated for election to the Board of Directors is as follows:

         IDENTIFICATION. For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank's local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

         EVALUATION. In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual's background and interview the candidate.

          SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

         The Company must receive proposals that stockholders seek to include in the proxy statement for the Company's next annual meeting no later than April 19, 2007. If next year's annual meeting is held on a date more than 30 calendar days from August 17, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

         The Company's Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting; provided that if less than 40 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

                           STOCKHOLDER COMMUNICATIONS

         The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit/Compliance Committee, Raymond L. Sisco, at (973) 473-2200. Other communications to the Board of Directors may be made to the Chairman of the Nominating/Corporate Governance Committee, John Stokes, at (973) 473-2200. Communications to individual directors may be made to such director at (973) 473-2200.

                                  MISCELLANEOUS

         The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy materials to the beneficial owners of Clifton Savings Bancorp common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

         The Company's Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on June 29, 2006. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED MARCH 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE STOCKHOLDERS AS OF THE CLOSE OF BUSINESS ON JUNE 29, 2006 UPON WRITTEN REQUEST TO BART D'AMBRA, CLIFTON SAVINGS BANCORP, INC., 1433 VAN HOUTEN AVENUE, CLIFTON, NEW JERSEY 07015.

         If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

         Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Walter Celuch

                                          Walter Celuch
                                          PRESIDENT AND CORPORATE SECRETARY

Clifton, New Jersey
July 12, 2006

                          CLIFTON SAVINGS BANCORP, INC.
                             1433 VAN HOUTEN AVENUE
                            CLIFTON, NEW JERSEY 07015
                                 (973) 473-2200


                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 17, 2006
                              9:00 A.M. LOCAL TIME

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Frank J. Hahofer, Thomas A. Miller and John Stokes, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 17, 2006, at 9:00 a.m., local time, at 1129 Valley Road, Clifton, New Jersey with all of the powers the undersigned would possess if personally present at such meeting, as indicated to the right:


         1. The election as directors of all nominees listed (except as marked to the contrary below).

                    John H. Peto, Raymond L. Sisco and Joseph C. Smith

                  FOR                  VOTE WITHHELD            FOR ALL EXCEPT
                  /_/                       /_/                      /_/

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

         2. The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of Clifton Savings Bancorp, Inc. for the year ending March 31, 2007.

                   FOR                  AGAINST                ABSTAIN
                   /_/                   /_/                     /_/



THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE LISTED PROPOSALS.

THIS PROXY, PROPERLY SIGNED AND DATED, IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


Date ______________________           __________________________________________
                                      Signature of Stockholder



Date ______________________           __________________________________________
                                      Signature of Stockholder


         The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated July 12, 2006 and of the Annual Report to Stockholders.

                   [Clifton Savings Bancorp, Inc. Letterhead]







Dear ESOP Participant:

         On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization form for the purpose of conveying your voting instructions to RSGroup Trust Company, our ESOP Trustee, on the proposals presented at the Annual Meeting of Stockholders of Clifton Savings Bancorp, Inc. (the "Company") on August 17, 2006. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and a Clifton Savings Bancorp, Inc. Annual Report to Stockholders.

         As a participant in the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan (the "ESOP"), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account as of June 29, 2006, the record date for the Annual Meeting.

         The Trustee will vote all allocated shares of Company common stock as directed by participants. The Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

         To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization form and return it in the enclosed, postage-paid envelope no later than THURSDAY, AUGUST 10, 2006. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank, S.L.A.

                                             Sincerely,

                                             /s/ Walter Celuch

                                             Walter Celuch
                                             PRESIDENT AND CORPORATE SECRETARY

                             VOTE AUTHORIZATION FORM
                             -----------------------

         I understand that RSGroup Trust Company (the "ESOP Trustee"), is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the "Company") common stock under the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on August 17, 2006.

         You are to vote my shares as follows:

         1. The election as directors of all nominees listed (except as marked to the contrary below).

                     John H. Peto, Raymond L. Sisco and Joseph C. Smith

                  FOR                  VOTE WITHHELD            FOR ALL EXCEPT
                  /_/                       /_/                      /_/

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

         2. The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of Clifton Savings Bancorp, Inc. for the year ending March 31, 2007.

                   FOR                  AGAINST                  ABSTAIN
                   /_/                   /_/                      /_/



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

         The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.



______________________________          ________________________________________
Date                                    Signature

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN AUGUST 10, 2006.

                   [Clifton Savings Bancorp, Inc. Letterhead]





Dear 401(k) Plan Participant:

         On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization form for the purpose of conveying your voting instructions to RSGroup Trust Company, the Trustee for the Clifton Savings Bancorp, Inc. Stock Fund (the "Employer Stock Fund") in the Clifton Savings Bank, S.L.A. 401(k) Savings Plan (the "401(k) Plan"), on the proposals presented at the Annual Meeting of Stockholders of Clifton Savings Bancorp, Inc. (the "Company") on August 17, 2006. Also enclosed is a Notice and Proxy Statement for the Company's Annual Meeting of Stockholders and a Clifton Savings Bancorp, Inc. Annual Report to Stockholders.

         As a participant in the Employer Stock Fund, you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of June 29, 2006, the record date for the Annual Meeting. To direct the Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization form and return it in the enclosed, postage-paid envelope no later than THURSDAY, AUGUST 10, 2006. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank, S.L.A.

                                             Sincerely,

                                             /s/ Walter Celuch

                                             Walter Celuch
                                             PRESIDENT AND CORPORATE SECRETARY

                             VOTE AUTHORIZATION FORM
                             -----------------------

         I understand that RSGroup Trust Company (the "Trustee") is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the "Company") common stock credited to me under the Clifton Savings Bank, S.L.A. 401(k) Savings Plan. I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders to be held on August 17, 2006.

You are to vote my shares as follows:

         1. The election as directors of all nominees listed (except as marked to the contrary below).

                     John H. Peto, Raymond L. Sisco and Joseph C. Smith

                  FOR                  VOTE WITHHELD            FOR ALL EXCEPT
                  /_/                       /_/                      /_/

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

--------------------------------------------------------------------------------

         2. The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of Clifton Savings Bancorp, Inc. for the year ending March 31, 2007.

                   FOR                  AGAINST                  ABSTAIN
                   /_/                   /_/                      /_/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

         The Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.



______________________________          ________________________________________
Date                                    Signature

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN AUGUST 10, 2006.